CONSENT


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nitches, Inc. (formerly Beeba's Creations,
Inc) of our report dated October 10, 1997, appearing in Item 8 in the Annual Report on Form 10-K for the year ended August 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.




\s\ MOSS ADAMS LLP

Los Angeles, California
January 7, 1998


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